Exhibit 4

EXECUTION COPY

SECOND AMENDMENT dated as of May 27, 2008, to the Amended and Restated Credit Agreement dated as of February 18, 2005, as amended and restated as of December 1, 2006, as amended (the “Credit Agreement”), by and among THE MOSAIC COMPANY, MOSAIC FERTILIZER, LLC, MOSAIC GLOBAL HOLDINGS INC., MOSAIC POTASH COLONSAY ULC, the Foreign Borrowing Subsidiaries party thereto, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrowers have requested that the Lenders approve amendments to certain provisions of the Credit Agreement; and

WHEREAS, the undersigned Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the undersigned Lenders hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement (as amended hereby).

SECTION 2. Amendment of Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order therein:

“Saskferco” means Saskferco Products Inc., a Saskatchewan corporation.

“Saskferco Dividend” means the distribution by Saskferco to the holders of its Equity Interests (prior to the transfer of such Equity Interests to Saskferco Holdco) of cash and Saskferco Notes in connection with the Saskferco Reorganization.

“Saskferco Holdco” means a partnership among holders of the Equity Interests in Saskferco (that are holders of such Equity Interests immediately prior to the transfer of such Equity Interests to Saskferco Holdco) or their Affiliates, formed in connection with the Saskferco Reorganization.

“Saskferco Notes” means promissory notes of Saskferco issued and distributed pursuant to the Saskferco Dividend.

“Saskferco Reorganization” means (a) the formation of Saskferco Holdco and (b) the transfer to Saskferco Holdco of all the Equity Interests of Saskferco; provided that, after giving effect thereto, the direct and indirect ownership of Saskferco Holdco by the Parent Borrower shall be the same as the direct and indirect ownership by the Parent Borrower of Saskferco before giving effect thereto.

SECTION 3. Amendment of Section 6.01. Section 6.01(a) of the Credit Agreement is hereby amended by deleting clause (xii) thereof in its entirety and substituting in lieu thereof the following:

(xii) Indebtedness of Foreign Subsidiaries (other than Foreign Loan Parties), including factoring, securitization and similar transactions involving the receivables of such Foreign Subsidiaries, in an aggregate principal amount at any time outstanding not to exceed 10% of the total assets of the Parent Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the fiscal quarter most recently ended prior to such time for which financial statements have been delivered pursuant to Section 5.01; provided that Indebtedness of a Foreign Subsidiary shall not be counted against such limitation to the extent such Indebtedness is (A) supported by a Letter of Credit and (B) such Foreign Subsidiary has agreed (pursuant to an agreement or instrument entered into with the Administrative Agent or pursuant to an agreement or instrument entered into with a Primary Borrower that has been assigned to the Administrative Agent as collateral pursuant to the relevant Security Document in a manner reasonably satisfactory to the Administrative Agent) to reimburse any drawing under such Letter of Credit;

SECTION 4. Amendment of Section 6.04. Section 6.04 of the Credit Agreement is hereby amended by deleting the word “and” appearing at the end of clause (v) thereof, substituting “; and” for the period at the end of clause (w) thereof and inserting the following clause after clause (w) thereof:

(x) (i) any Saskferco Notes resulting from the Saskferco Dividend, (ii) the transfer of Equity Interests in Saskferco to Saskferco Holdco pursuant to the Saskferco Reorganization and (iii) the contribution to Saskferco Holdco or Saskferco of up to $100,000 to pay expenses incurred in connection with the Saskferco Reorganization.

SECTION 5. Amendment of Section 6.05. (a) Section 6.05 of the Credit Agreement is hereby amended by inserting “(plus up to an additional $50,000,000 during a fiscal year, but only during one fiscal year)” after the text “Parent Borrower” in clause (c)(ii) of the proviso to clause (c) thereof.

(b) Section 6.05 of the Credit Agreement is hereby amended by deleting the word “and” appearing at the end of clause (r) thereof, inserting “and” at the end of clause (s) thereof and inserting the following after clause (s) thereof:

(t) if the Saskferco Reorganization is consummated, the transfer of Equity Interests in Saskferco to Saskferco Holdco in connection therewith;

SECTION 6. Amendment of Section 6.12. Section 6.12 of the Credit Agreement is hereby amended by deleting Section 6.12 in its entirety and substituting in lieu thereof: “[Intentionally Omitted]”.

SECTION 7. Representations and Warranties. Each of the U.S. Borrowers represents and warrants to each of the Lenders that, after giving effect to the amendments contemplated hereby, (a) the representations and warranties of the Borrowers set forth in the Loan Documents are true and correct on and as of the Amendment Effective Date and (b) no Default has occurred and is continuing.

SECTION 8. Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) when the Administrative Agent (or its counsel) shall have received (a) copies hereof that, when taken together, bear the signatures of the Borrowers and the Required Lenders and (b) to the extent invoiced, payment of all out-of-pocket expenses required to be paid or reimbursed by any Loan Party hereunder or under any other Loan Document.

SECTION 9. Applicable Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

SECTION 10. No Other Amendments. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Amendment shall constitute a Loan Document.

SECTION 11. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission (or any other means of electronic transmission) shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 12. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 13. Expenses. The Primary Borrowers shall reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees and expenses of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

IN WITNESS WHEREOF, the Borrowers and the Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

THE MOSAIC COMPANY,

By
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MOSAIC FERTILIZER, LLC,

By
Name:
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MOSAIC GLOBAL HOLDINGS INC.,

By
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MOSAIC POTASH COLONSAY ULC,

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDMENT dated as of May 27, 2008, to the Amended And Restated Credit Agreement dated as of February 18, 2005, as amended and restated as of December 1, 2006, as amended, among THE MOSAIC COMPANY, MOSAIC FERTILIZER, LLC, MOSAIC GLOBAL HOLDINGS INC., MOSAIC POTASH COLONSAY ULC, the Foreign Borrowing Subsidiaries party thereto, THE LENDERS party thereto, and JPMORGAN CHASE BANK, N.A. as Administrative Agent,

Name of Institution:

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